UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

VULCAN MATERIALS COMPANY

(Exact Name of Registrant as Specified in its Charter)

New Jersey	001-33841	20-8579133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices)

(Zip Code)

(205) 298-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	VMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K is being filed in connection with the closing on August 26, 2021 of the transactions contemplated by the merger agreement, dated as of June 6, 2021 (the “Merger Agreement”), by and among Vulcan Materials Company, a New Jersey corporation (the “Company”), Grizzly Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and U.S. Concrete, Inc., a Delaware corporation (“U.S. Concrete”), pursuant to which Grizzly Merger Sub merged with and into U.S. Concrete, with U.S. Concrete surviving as a wholly owned subsidiary of Vulcan (the “Merger”).

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions set forth in the Merger Agreement, each issued and outstanding share of common stock, par value $0.001 per share, of U.S. Concrete (“U.S. Concrete Common Stock”) (other than such shares (i) owned by U.S. Concrete, the Company or Merger Sub or owned by any wholly owned subsidiary of the Company (other than Merger Sub) or of U.S. Concrete or (ii) that exercised dissenters rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $74.00 in cash, without interest (the “Merger Consideration”).

Additionally, subject to the terms and conditions of the Merger Agreement, at the Effective Time, each outstanding U.S. Concrete restricted stock unit award covering shares of U.S. Concrete Common Stock (“RSU Award”) automatically vested and will be settled in cash, without interest, in an amount equal to the Merger Consideration. The number of shares of U.S. Concrete Common Stock subject to any portion of any RSU award that vests based on achievement of pre-established performance criteria that will be settled in cash was determined in accordance with the terms of the applicable RSU Award agreement and, to the extent applicable, any other written agreement between U.S. Concrete and the holder of the RSU Award.

In connection with the closing of the Merger, the shares of U.S. Concrete Common Stock, which previously traded under the ticker symbol “USCR” on the NASDAQ Stock Market (the “NASDAQ”), have ceased trading on, and will be delisted from, the NASDAQ.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 7, 2021, and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 26, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 6, 2021, by and among Vulcan Materials Company, Grizzly Merger Sub I, Inc. and U.S. Concrete, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K, as filed by the Company with the SEC on June 7, 2021).

99.1	Press Release, dated as of August 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2021	VULCAN MATERIALS COMPANY

	By:	/s/ Denson N. Franklin III
		Name:	Denson N. Franklin III
		Title:	Senior Vice President, General Counsel and Secretary